EXHIBIT 10.1

                            AMENDED AND RESTATED
                    ASSIGNMENT AND ASSUMPTION AGREEMENT


      THIS AMENDED AND RESTATED ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), entered into this 7th day of December, 1998, amends and restates the Assignment and Assumption Agreement (the "Original Agreement"), dated as of October 1, 1998 by and among Insignia Properties, L.P., a Delaware limited partnership ("Assignor"), and AIMCO Properties, L.P., a Delaware limited partnership ("Assignee") (each party to this Assignment, a "Party").


                                 WITNESSETH

      WHEREAS, Assignor and Assignee wish to amend and restate the Original Agreement to transfer from Assignor to Assignee all of Assignor's economic rights under Assignor's assets (excluding those assets set forth on Schedule A hereto) (the "Underlying Assets"), such that the only assets transferred pursuant hereto constitute Assignor's right, title and interest in and to the profits and losses granted and all other economic rights granted to and under the Underlying Assets (the "Assets"); and

      WHEREAS, Assignor and Assignee entered into the Original Agreement in order to comply with the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, among Insignia Financial Group, Inc. (the parent corporation of the general partner of the Assignor) and Apartment Investment and Management Company (the parent corporation of the general partner of the Assignee).

      NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

      1. Assignor hereby transfers, assigns, contributes and sets over to the Assignee all of the Assignor's right, title and interest to and under each of the Assets, effective as of October 1, 1998, subject to the rights of third parties thereto including, without limitation, the rights of First Union National Bank ("First Union") under that certain Credit Agreement, dated as of December 30, 1997, among Assignor, Lehman Commercial Paper Inc., as lending agent, First Union, as administrative agent, and the lenders from time to time party thereto (the "First Union Credit Agreement"), and the Pledge and Security Agreement, dated as of December 30, 1997, related thereto (collectively with the First Union Credit Agreement, the "First Union Agreements").

      2. Assignee agrees to assume and be liable for each and every duty and obligation of Assignor related to the Underlying Assets including, but not limited to, those duties and obligations that accrued prior to the date of the Original Agreement and to cause Assignor to comply in full with its obligations under all agreements with third parties including, without limitation, the First Union Agreements.

      3. Subject to the rights of third parties including, without limitation, First Union, and as between Assignor on the one hand and Assignee on the other hand, Assignor is released from all duties and obligations of Assignor related to the Underlying Assets and accruing after the date of the Original Agreement. Assignor shall remain liable for all duties and obligations of Assignor related to the Assets and accruing before the date of the Original Agreement.

      4. The consideration for the assignment of the Assets pursuant to this Assignment consists of the issuance by Assignee of Common Partnership Units in Assignee (the "Consideration"). Prior to the transfer of the Assets the Parties agreed that the calculation of the Consideration shall be as follows:

      a) first, Ernst & Young LLP shall determine the total asset value of Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), by calculating the total market capitalization of IPT and adding to such amount the total amount of corporate level indebtedness,

      b) second, the value of the Assignor is calculated by subtracting from the value of IPT, the value of all other subsidiaries of IPT and all assets owned directly by IPT, and dividing such result by the fraction of the Assignor owned by IPT,

      c) third, the value of the Underlying Assets is calculated by subtracting from the value of the Assignor the value of the assets owned by Assignor not transferred to Assignee, and adding to such result the amount of indebtedness of Assignor not assumed by Assignee, and

      d) finally, the Consideration is calculated by dividing the value of the Underlying Assets by the fair value of the Common Partnership Units in Assignee (which is deemed to be $37.75, the closing price of Common Stock of Apartment Investment and Management Company on the trading day immediately preceding the effectiveness of the transfer).

      5. The calculation in paragraph 4 resulted in an Underlying Asset value of $386,161,468 and total Consideration of 10,229,443 Common Partnership Units of Assignee.

      6. The Parties have each determined, using their sound business judgment and considering their fiduciary duties to the limited partners of the respective Party, that (i) the assignment contemplated by this Assignment is in the best interests of each Party and each Party's limited partners, and (ii) the Consideration constitutes fair value for the Assets.

      7. (a) In the event that any Assets were issued in the name of First Union, as security agent under the First Union Agreements, but were beneficially owned by the Assignor ("Pledged Assets"), following the transfer provided for herein, such Pledged Assets shall be held beneficially by the Assignee but shall remain in the name of First Union, as security agent.

            (b) Any voting rights of First Union with respect to any Pledged Assets shall be retained by First Union notwithstanding the transfers contemplated hereby.

            (c) Any Pledged Assets in the physical possession of First Union shall remain in the physical possession of First Union following the transfers contemplated hereby.

      8. Except as otherwise provided herein, Assignor agrees to exercise any residual powers remaining in the Underlying Assets solely in favor of and in the interest of the Assignee.

      9. Each Party will execute such further documents and instruments and take such further actions, including the application for any necessary regulatory approvals or exemptions, as may reasonably be requested by the other Party in order to consummate the transfers contemplated hereby. If any agreement restricts or prohibits the transfer of any Assets, all Assets not subject to such restrictions or prohibition shall be transferred and all Assets subject to such restrictions or prohibition shall be transferred to the maximum extent permitted by such agreement.

      10. This Assignment shall be binding upon, inure to the benefit of, and be enforceable by each Party and its permitted successors and assigns, and shall inure to the further benefit of, and be enforceable by, any assignee of the Assets.

      11. THIS ASSIGNMENT SHALL BE INTERPRETED, GOVERNED, AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE.

      12. Any amendment or waiver to this Assignment must be in writing and signed by the Parties in the case of an amendment or by the waiving Party in the case of a waiver.

      13. This Assignment fully expresses the Parties' agreement concerning the subject matter hereof and supersedes any prior agreements or understanding regarding the same subject matter. This Assignment amends and restates the Original Agreement and the Original Agreement is of no further force or effect.

      14. This Assignment may be executed in multiple counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the Parties. The signatories hereto represent that they have been duly authorized to enter into this Assignment on behalf of the respective Parties for whom they sign.

                      *     *     *     *     *


      IN WITNESS WHEREOF, the Parties have caused this Assignment to be duly executed by their respective signatories duly authorized as of the date first written above.


                                       INSIGNIA PROPERTIES, L.P.

                                       By: Insignia Properties Trust
                                       Its: General Partner


                                       By:  /s/ Peter Kompaniez
                                          -------------------------------
                                       Name:   Peter Kompaniez
                                       Title:  President



                                       AIMCO PROPERTIES, L.P.

                                       By: AIMCO-GP, Inc.
                                       Its:General Partner


                                       By:  /s/ Peter Kompaniez
                                          -------------------------------
                                       Name:   Peter Kompaniez
                                       Title:  President




                             SCHEDULE A

                               ASSETS

    The "Assets" shall include all each and every asset owned directly by the Assignor, other than the following:

        1) The capital stock of Cooper River Properties, LLC, a Delaware limited liability company.

        2)  All cash.

        3) Any rights of Assignor pursuant to that certain Credit Agreement, among Assignor, Lehman Commercial Paper Inc., as lending agent, First Union National Bank, as administrative agent, and the lenders from time to time party thereto.

                      *     *     *     *     *




                      CONSENT TO SALE OF ASSETS


        Reference is made to the Fourth Amended and Restated Limited Partnership Agreement (the "Agreement") of Insignia Properties, L.P. (the "Partnership"), dated as of February 17, 1998, as amended. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Agreement.

        Article VI of the Agreement may be construed as requiring the consent of the General Partner and/or the Limited Partner to the transfer of assets pursuant to that certain Amended and Restated Assignment and Assumption Agreement of even date herewith by and between AIMCO Properties, L.P., as transferee, and Insignia Properties, L.P., as transferor (the "Assignment"). Therefore, Insignia Properties Trust, as General Partner of the Partnership, and Apartment Investment and Management Company, Insignia Capital Corporation and AIMCO Properties, L.P., on behalf of the Limited Partners of the Partnership, hereby consent to the sale of all of those assets owned by the Partnership, pursuant to and upon the terms and conditions provided in the Assignment.

                      *     *     *     *     *


        IN WITNESS WHEREOF, this Consent has been duly executed by the parties hereto as of the 7th day of December, 1998.


                             GENERAL PARTNER:

                             INSIGNIA PROPERTIES TRUST,
                             General Partner of the Partnership,
                             representing at least a 70.2% interest
                             in the Partnership


                             By:  /s/ Patrick J. Foye
                                -----------------------------------------
                             Name:  Patrick J. Foye
                             Title: Executive Vice President


                             LIMITED PARTNERS:

                             AIMCO PROPERTIES, L.P.,
                             as transferee of the at least 26.7% limited partner interests in the Partnership held by Apartment Investment and Management Company and the at least 3.0% limited partner interests in the Partnership held by Insignia Capital Corporation

                             By:  AIMCO-GP, Inc.
                             Its: General Partner

                             By:  /s/ Patrick J. Foye
                                ------------------------------------------
                             Name:  Patrick J. Foye
                             Title: Executive Vice President


                             APARTMENT INVESTMENT AND MANAGEMENT COMPANY, as Limited Partner holding at least a 26.7% limited partner interest in the Partnership


                             By:  /s/ Patrick J. Foye
                                ------------------------------------------
                             Name:  Patrick J. Foye
                             Title: Executive Vice President


                             INSIGNIA CAPITAL CORPORATION,
                             as Limited Partner holding at least a 3.0% limited partner interest in the Partnership


                             By:  /s/ Patrick J. Foye
                                ------------------------------------------
                             Name:  Patrick J. Foye
                             Title: Executive Vice President